                                                                    EXHIBIT 4.33

                                SECOND AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

                  SECOND AMENDMENT, dated as of March 31, 2003 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 31, 2003, among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), BANK ONE, NA ("Bank One"), GENERAL ELECTRIC CAPITAL CORPORATION ("GECC", and together with JPMorgan Chase and Bank One, the "Original Lenders") each of the other financial institutions from time to time party thereto (together with the Original Lenders, the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "Agent"), and BANK ONE and GECC, as Co-Syndication Agents (in such capacities, the "Co-Syndication Agents"):

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Original Lenders, the Agent and the Co-Syndication Agents are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 31, 2003, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of March 13, 2003 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended (including increasing the Total Commitment from $60,000,000 to $75,000,000) subject to and upon the terms and conditions set forth herein; and

                  WHEREAS, Section 10.03(b) of the Credit Agreement provides that each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it) by executing and delivering with such Eligible Assignee an Assignment and Acceptance in substantially the form of Exhibit C to the Credit Agreement (a copy of which is annexed hereto as Schedule
I); and

                  WHEREAS, the Original Lenders wish to (i) assign to each of the financial institutions (other than the Original Lenders) that is shown on Annex A hereto as having a Tranche A Commitment (such financial institutions other than the Original Lenders, collectively, the "Tranche A New Lenders"), and each of the Tranche A New Lenders wishes to assume, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement, and each Original Lender and Tranche A New Lender wishes to assume a portion of the Tranche A Commitments as increased from $20,000,000 to $25,000,000 such that upon the Effective Date of this Amendment the Original Lenders and the Tranche A New Lenders shall have the respective Tranche A Commitments that are shown on Annex A hereto, and
(ii) assign to each of the financial institutions (other than the Original Lenders) that is shown on Annex A hereto as having a Tranche B Commitment (such financial institutions other than the Original Lenders, collectively, the "Tranche B New Lenders"), and each of the Tranche B New Lenders wishes to assume, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement, and each Original Lender and Tranche B New Lender wishes to assume a portion of the Tranche B Commitments as increased from $40,000,000 to $50,000,000 such that upon the Effective Date of this Amendment the Original Lenders and the Tranche B New Lenders shall have the respective Tranche B Commitments that are shown on Annex A hereto; and

                  WHEREAS, the Borrower, the Guarantors, the Original Lenders, the Tranche A New Lenders, the Tranche B New Lenders, the Agent and the Co-Syndication Agents have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment under the Credit Agreement as in effect on the date hereof will be more expeditious and administratively efficient than the execution and delivery of a separate Assignment and Acceptance between each of the Original Lenders and each of the Tranche A New Lenders, and each of the Original Lenders and each of the Tranche B New Lenders, respectively;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

1. As used herein, all terms that are defined in the Credit Agreement (in effect immediately prior to the Effective Date of this Amendment) shall have the same meanings herein.

2. The Total Tranche A Commitment is hereby increased from $20,000,000 to $25,000,000 and the Total Tranche B Commitment is hereby increased from $40,000,000 to $50,000,000.

3. Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

4. The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

5. (i) Each of the Original Lenders hereby irrevocably sells and assigns to the Tranche A New Lenders, without recourse to the Original Lenders, and each of the Tranche A New Lenders hereby irrevocably purchases and assumes from the Original Lenders, without recourse to the Original Lenders, as of the Effective Date, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement in a principal amount such that the Original Lenders and the Tranche A New Lenders shall have the respective Tranche A Commitments that are shown on Annex A hereto (after giving effect to the increase in the Total Tranche A Commitment contemplated hereby), and (ii) Each of the Original Lenders hereby irrevocably sells and assigns to the Tranche B New Lenders, without recourse to the Original Lenders, and each of the Tranche B New Lenders hereby irrevocably purchases and assumes from the Original Lenders, without recourse to the Original Lenders, as of the Effective Date, a pro rata portion of the Original Lenders' interests, rights and obligations under the Credit Agreement in a principal amount such that the Original Lenders and the Tranche B New Lenders shall have the respective Tranche B Commitments that are shown on Annex A hereto (after giving effect to the increase in the Total Tranche B Commitment contemplated hereby).

6. Upon the occurrence of the Effective Date of this Amendment, (i) each of the Tranche A New Lenders and Tranche B New Lenders shall be a party to the Credit Agreement as a "Lender" and shall have the rights and obligations of a Lender thereunder, (ii) the respective Tranche A Commitments of each of the Original Lenders and Tranche A New Lenders under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto under the heading "Tranche A Commitment", and (iii) the respective Tranche B Commitment of each of the Original Lenders and the Tranche B New Lenders under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto under the heading "Tranche B Commitment", as each of the same may be reduced from time to time pursuant to Section 2.10 of the Credit Agreement;

7. By its execution and delivery hereof, each of the Original Lenders shall be deemed to have made each of the statements set forth in clauses
(i) and (ii) of paragraph 2 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

8. By its execution and delivery hereof, each of the Tranche A New Lenders and Tranche B New Lenders shall be deemed to have made each of the statements and covenants set forth in clauses (i), (ii), (iii), (iv), and (v) of paragraph 3 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

9. On the Effective Date, (i) each Tranche A New Lender will pay to the Agent (for the accounts of the Original Lenders) such amount as represents such Tranche A New Lender's pro rata portion of the aggregate principal amount of the Tranche A Loans, if any, that are outstanding on the Effective Date and such Tranche A New Lender's pro rata portion of the aggregate amount of the then unreimbursed drafts, if any, that were theretofore drawn under Letters of Credit, (ii) each Tranche B New Lender will pay to the Agent (for the accounts of the Original Lenders) such amount as represents such Tranche B New Lender's pro rata portion of the aggregate principal amount of the Tranche B Loans and (iii) the Agent shall pay to each of the Tranche A New Lenders and Tranche B New Lenders such fees as have been previously agreed to between the Agent and such Tranche A New Lenders and the Agent and such Tranche B New Lenders, respectively. Promptly following the occurrence of the Effective Date, and in accordance with Section 10.03(e) of the Credit Agreement, the Agent shall record in the Register the names and addresses of each Tranche A New Lender and Tranche B New Lender and the principal amount equal to such Tranche A Lender's Tranche A Commitment, or such Tranche B Lender's Tranche B Commitment, as the case may be, reflected on Annex A hereto.

10. By its execution and delivery hereof, each of the Tranche A New Lenders and Tranche B New Lenders (i) agrees that any interest on the Loans, Commitment Fees and Letter of Credit Fees (pursuant to Sections 2.08,
2.20 and 2.21 of the Credit Agreement) that accrued prior to the Effective Date shall not be payable to such Tranche A New Lender or Tranche B New Lender and authorizes and directs the Agent to deduct such amounts from any interest, Commitment Fees or Letter of Credit Fees paid after the date hereof and to pay such amounts to the Original Lenders (it being understood that interest on the Loans, Commitment Fees and Letter of Credit Fees respecting the Total Tranche A Commitment of the Original Lenders, each Tranche A New Lender and each Tranche B New Lender which accrue on or after the Effective Date shall be payable to such Lender in accordance with its Total Commitment), (ii) acknowledges that if such Tranche A New Lender or Tranche B New Lender is organized under the laws of a jurisdiction outside of the United States, such Tranche A New Lender or Tranche B New Lender has heretofore furnished to the Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such Tranche A New Lender's or Tranche B New Lender's exemption from United States withholding taxes with respect to any payments to be made to such Tranche A New Lender or Tranche B New Lender under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty) and (iii) acknowledges that such Tranche A New Lender or Tranche B New Lender has heretofore supplied to the Agent the information requested on the administrative questionnaire in the form previously furnished by JPMorgan Chase.

11. The Agent shall promptly deliver to the Borrower the forms and other documents furnished to it pursuant to paragraph 10(ii) hereof.

12. This Amendment shall not become effective (the "Effective Date") until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Original Lenders, the Tranche A New Lenders, the Tranche B New Lenders, the Agent and the Co-Syndication Agents, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the payments provided for in the first sentence of paragraph 9 hereof shall have been made.

13. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

14.                   The Borrower agrees that its obligations set forth in
Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

15. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent, the Co-Syndication Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

16. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

17. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

                                     BORROWER:

                                     AMERICAN COMMERCIAL LINES LLC


                                     By:
                                            -------------------------------
                                     Title:



                                     GUARANTORS:

                                     AMERICAN COMMERCIAL LINES HOLDINGS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LOUISIANA DOCK COMPANY LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL TERMINALS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     JEFFBOAT LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ACL CAPITAL CORP.


                                     By:
                                            -------------------------------
                                     Title:


                       Signature Pages to Second Amendment

                                     AMERICAN COMMERCIAL BARGE LINE LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LINES INTERNATIONAL LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ACBL LIQUID SALES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LOGISTICS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     HOUSTON FLEET LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LEMONT HARBOR & FLEETING SERVICES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL TERMINALS - MEMPHIS LLC


                                     By:
                                            -------------------------------
                                     Title:


                       Signature Pages to Second Amendment

                                     ORINOCO TASA LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ORINOCO TASV LLC


                                     By:
                                            -------------------------------
                                     Title:


                       Signature Pages to Second Amendment

                                     LENDERS:

                                     JPMORGAN CHASE BANK
                                       INDIVIDUALLY AND AS AGENT


                                     By:
                                            -------------------------------
                                     Title:

                                     270 Park Avenue
                                     New York, New York 10017



                                     BANK ONE, NA
                                       INDIVIDUALLY AND AS CO-SYNDICATION AGENT


                                     By:
                                            -------------------------------
                                     Title:

                                     120 South LaSalle Street
                                     Chicago, Illinois 60603


                                     TRS 1 LLC


                                     By:
                                            -------------------------------
                                     Title:

                                     90 Hudson Street
                                     Jersey City, NJ 07302



                                     PB CAPITAL CORPORATION


                                     By:
                                            -------------------------------
                                     Title:

                                     590 Madison Avenue
                                     New York, NY 10022


                       Signature Pages to Second Amendment

                                     THE TRAVELLERS INSURANCE COMPANY


                                     By:
                                            -------------------------------
                                     Title:

                                     242 Trumbull Street
                                     P.O. Box 150449, 7th Floor
                                     Hartford, CT 06115-0449



                       Signature Pages to Second Amendment

                                     GENERAL ELECTRIC CAPITAL CORPORATION
                                       INDIVIDUALLY AND AS CO-SYNDICATION AGENT


                                     By:
                                            -------------------------------
                                     Title:

                                     500 West Monroe Street
                                     Chicago, Illinois 60661


                       Signature Pages to Second Amendment

                                                                         Annex A

                                     ANNEX A
                                       to
                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                    Dated as of January 31, 2003 (as amended)


                                                                           TRANCHE A                            TRANCHE B TERM
                                               TRANCHE A REVOLVING         REVOLVING                                 LOAN
                                                   COMMITMENT             COMMITMENT      TRANCHE B TERM LOAN     COMMITMENT
BANK                                                 AMOUNT               PERCENTAGE       COMMITMENT AMOUNT       PERCENTAGE
----                                                 ------               ----------       -----------------       ----------
JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017
Attn:  Patrick Daniello                          $ 9,666,666.66              38.67%          $17,333,333.34         34.67%

Bank One, NA
120 S. Lasalle
Chicago, IL  60603
Attn:  Joseph Heskett
       Steven C. Gross                           $ 6,666,666.67              26.67%          $13,333,333.33         26.67%

General Electric Capital Corp.
500 West Monroe Street
Chicago, IL 60661
Attn:  Jeffrey Kurtzweil                         $ 6,666,666.67              26.67%          $13,333,333.33         26.67%


TRS 1 LLC
90 Hudson Street
Jersey City, NJ  07302
Attn:  John Pineiro                              $         0.00               0.00%          $ 4,000,000.00          8.00%


PB Capital Corporation
590 Madison Avenue
New York, New York  10022
Attn:  Sharon Fong                               $ 1,333,333.33               5.33%          $   666,666.67           1.33%



The Travellers Insurance Company
242 Trumbull Street
P.O. Box 150449, 7th Floor
Hartford, CT  06115-0449
Attn:  John J. Console                           $    666,666.67              2.67%          $ 1,333,333.33          2.67%


         TOTALS:                                 $ 25,000,000.00            100.00%          $50,000,000.00        100.00%

                                                                      SCHEDULE I
                                                                       EXHIBIT C
                                                             TO REVOLVING CREDIT
                                                          AND GUARANTY AGREEMENT


                            ASSIGNMENT AND ACCEPTANCE

                            DATED: _______ __ , 200__

         Reference is made to the Revolving Credit and Guaranty Agreement, dated as of January __, 2003 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among AMERICAN COMMERCIAL LINES LLC, a Delaware corporation, as Debtor and Debtor-in-Possession (the "Borrower"), the Guarantors named therein, the Lenders named therein and JPMORGAN CHASE BANK, as agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement in a principal amount as set forth on Schedule I.

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) requests that the Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Agent.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500, for acceptance by it and recording by the Agent pursuant to Section
10.03 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be within ten Business Days after the execution of this Assignment and Acceptance).

5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 10.03 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                  Schedule I to Assignment and Acceptance Respecting the Revolving Credit and Guaranty Agreement, dated as of January __, 2002, among American Commercial Lines LLC, the Guarantors named therein, the Lenders named therein and JPMorgan Chase Bank, as Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

                                           Percentage Assigned (to at least 8 decimals)
Principal Amount                           shown as a percentage of aggregate
Assigned                                   principal amount of all Lenders
--------                                   -------------------------------
$                                                         %
 ------------                              ---------------

CONSENTED TO AND ACCEPTED:


JPMORGAN CHASE BANK,                                                           ,
  as Agent                                       ------------------------------
                                                 as Assignor


By                                               By
   -----------------------------                    ---------------------------
   Name:                                            Name:
   Title:                                           Title:

                               ,                                               ,
-------------------------------                  ------------------------------
as Fronting Bank                                 as Assignee


By                                               By
   -----------------------------                    ---------------------------
   Name:                                            Name:
   Title:                                           Title: